Exhibit 99.1

Targacept Announces Reduction in Force and Plan to Focus Resources on Later-Stage Pipeline

Winston-Salem, NC — April 25, 2012 — Targacept, Inc. (NASDAQ: TRGT), a clinical-stage biopharmaceutical company developing novel NNR Therapeutics™, today announced a reduction in force as part of a strategic plan to focus the company’s resources on its clinical programs and select preclinical opportunities. This action will reduce the company’s workforce by 65 employees, or approximately 46%.

“It is extremely difficult to make a business decision that will have such an impact on many talented and dedicated colleagues and their families. I want to convey my utmost gratitude to the employees who will be leaving Targacept for their many contributions to the company,” said J. Donald deBethizy, Ph.D., Targacept’s President and Chief Executive Officer. “This painful step is part of an overall plan to align our resources more closely with nearer-term value creation opportunities. We remain well capitalized and focused on operating our business efficiently to ensure we are positioned to exploit our diverse clinical-stage pipeline to bring new medicines to patients.”

Targacept currently has over $220 million in cash and investments in marketable securities. As a result of the reduction in force and associated costs, Targacept estimates annual savings of approximately $12.9 million in cash operating expenses on a going forward basis, with estimated one-time severance and related costs related to this restructuring of approximately $2.4 million for 2012. Targacept plans to announce updated 2012 financial guidance with the release of its financial results for the first quarter of 2012. As previously announced, Targacept will hold a conference call in connection with the release of its first quarter financial results at 5:00 p.m. Eastern Time on Thursday, May 3, 2012.

In addition, Geoffrey C. Dunbar, M.D., Senior Vice President Clinical Development and Regulatory Affairs and Chief Medical Officer, announced that he will retire at the end of May 2012. “I would like to congratulate Geoffrey on his upcoming retirement and, on behalf of Targacept and our Board of Directors, thank him for his commitment and service over the past 11 years,” said Dr. deBethizy.

About Targacept

Targacept is developing a diverse pipeline of innovative NNR Therapeutics™ for difficult-to-treat diseases and disorders of the nervous system. NNR Therapeutics selectively modulate the activity of specific neuronal nicotinic receptors, unique proteins that regulate vital biological functions that are impaired in various disease states. Targacept’s clinical pipeline includes multiple Phase 2 product candidates, all representing first-in-class opportunities. Targacept leverages its scientific leadership and proprietary drug discovery platform Pentad™ to generate novel small molecule product candidates to fuel its pipeline and attract significant collaborations with global pharmaceutical companies. For more information, please visit www.targacept.com.

TARGACEPT

Building Health, Restoring Independence®

Forward-Looking Statements

This press release includes “forward-looking statements” made under the provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements, other than statements of historical fact, regarding, without limitation: the effect of the reduction in Targacept’s workforce on its future cash operating expenses; the amount of severance and related costs related to the workforce reduction; Targacept’s announcement of updated financial guidance for 2012; the prospects for the product candidates in Targacept’s pipeline; or Targacept’s plans, expectations or future operations, financial position, revenues, costs or expenses. Actual results, performance or experience may differ materially from those expressed or implied by any forward-looking statement as a result of various important factors, including without limitation Targacept’s critical accounting policies and risks and uncertainties relating to: Targacept’s ability to implement the workforce reduction successfully and achieve the estimated savings; Targacept’s ability to manage its cash operating expenses; whether the workforce reduction will have an adverse impact on the research and development of any Targacept product candidate or Targacept’s business generally; the conduct and results of clinical trials and non-clinical studies and assessments of TC-5619, TC-6987, AZD3480, AZD1446 or any other Targacept product candidate, including the performance of third parties engaged to execute such trials, studies and assessments; whether positive findings from any particular completed clinical trial of TC-5619 or TC-6987 will be replicated in ongoing or any future clinical trials of that product candidate; Targacept’s ability to protect its intellectual property; the timing and success of submission, acceptance and approval of regulatory filings; and those risks and uncertainties described under the heading “Risk Factors” in Targacept’s most recent Annual Report on Form 10-K and in other filings that it makes with the Securities and Exchange Commission. As a result of the risks and uncertainties, the results or events indicated by the forward-looking statements may not occur. Targacept cautions you not to place undue reliance on any forward-looking statement.

In addition, any forward-looking statement in this press release represents Targacept’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Targacept disclaims any obligation to update any forward-looking statement, except as required by applicable law.

NNR Therapeutics™, Pentad™ and Building Health, Restoring Independence® are trademarks or service marks of Targacept, Inc. Any other service marks, trademarks and trade names appearing in this press release are the properties of their respective owners.

Contacts

Alan Musso, SVP, Finance and Administration and CFO

Targacept, Inc.

Tel: (336) 480-2186

Email: alan.musso@targacept.com

Michelle Linn

Linnden Communications

Tel: (508) 362-3087

Email: linnmich@comcast.net